EXHIBIT 32.46

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Dollar Thrifty Automotive Group, Inc. (the “Company”) for the period ended September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Steven B. Hildebrand, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Steven B. Hildebrand

Steven B. Hildebrand

Chief Financial Officer

November 7, 2007

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Dollar Thrifty Automotive Group, Inc. and will be retained by Dollar Thrifty Automotive Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.